Exhibit 99.1

Tesla Announces a Three-for-One Stock Split

AUSTIN, Texas, August 5, 2022 – Tesla, Inc. (“Tesla”) announced today that the Board of Directors has approved and declared a three-for-one split of Tesla’s common stock in the form of a stock dividend to make stock ownership more accessible to employees and investors. Each stockholder of record on August 17, 2022 will receive a dividend of two additional shares of common stock for each then-held share, to be distributed after close of trading on August 24, 2022. Trading will begin on a stock split-adjusted basis on August 25, 2022.

Forward-Looking Statements

Certain statements, including, without limitation, statements regarding the expected timing and impact of the stock dividend are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. Tesla disclaims any obligation to update this information.

Investor Relations Contact:

ir@tesla.com